        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997
                                                       REGISTRATION NO. _______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                              WILLIAMS-SONOMA, INC.
             (Exact Name of Registrant as Specified in its Charter)
       CALIFORNIA                                               94-2203880
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

             100 North Point Street, San Francisco, California 94133
                     (Address of Principal Executive Office)

                       First Amendment and Restatement Of
                The Williams-Sonoma, Inc. Executive Deferral Plan
                            (Full Title of the Plan)

             DENNIS A. CHANTLAND                            Copy to:
        Executive Vice President and                  JOAN L. LESSER, ESQ.
 Chief Administrative Officer and Secretary            Irell & Manella LLP
            Williams-Sonoma, Inc.                   1800 Avenue of the Stars
            3250 Van Ness Avenue                           Suite 1800
       San Francisco, California 94109            Los Angeles, California 90067
               (415) 421-7900                            (310) 277-1010
    (Name, Address and Telephone Number,
 Including Area Code, of Registrant's Agent
                for Service)

                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                               Proposed         Proposed
                                                               Maximum          Maximum
              Title of                    Amount to be      Offering Price     Aggregate          Amount of
     Securities to be Registered         Registered(1)       Per Share(2)    Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------
   Executive Deferral Obligations        $13,000,000(3)          100%         $13,000,000           $3,940
=================================================================================================================

(1) The Executive Deferral Obligations are unsecured obligations of Williams-Sonoma, Inc. to pay deferred compensation in the future in accordance with the terms of the First Amendment and Restatement of the Williams-Sonoma, Inc. Executive Deferral Plan.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee.

(3) The total maximum aggregate offering price is $18,000,000, reflecting (i) up to $5,000,000 of Executive Deferral Obligations registered pursuant to Registrant's Registration Statement on Form S-8 (No. 33-60787) plus
    (ii) up to $13,000,000 of Executive Deferral Obligations registered hereby.

                               PAGE 1 OF 25 PAGES
                            INDEX APPEARS AT PAGE 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

EARLIER REGISTRATION STATEMENT INCORPORATED BY REFERENCE. On June 30, 1995, Williams-Sonoma, Inc., filed a Registration Statement on Form S-8, registration number 33-60787, with respect to up to $5,000,000 of Executive Deferral Obligations in the Williams-Sonoma, Inc. Executive Deferral Plan (the "1995 Form S-8"). The present Registration Statement on Form S-8 (the "Registration Statement") incorporates the 1995 Form S-8 by reference.

INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) updating the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

        (a) The Company's Annual Report on Form 10-K for the year ended February 2, 1997;

        (b) The Company's Annual Report on Form 11-K for the year ended December 31, 1996;

        (c) The Company's Quarterly Report on Form 10-Q for the three-month period ended May 4, 1997;

        (d) The Company's Quarterly Report on Form 10-Q for the three-month period ended August 3, 1997.

        Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Under the First Amendment and Restatement of the Williams-Sonoma, Inc. Executive Deferral Plan (the "Executive Deferral Plan"), the Registrant will provide a select group of management and highly compensated employees and officers (the "Deferred Compensation Employees") the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation. The obligations of the Registrant under such agreements (the "Executive Deferral Obligations") will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Executive Deferral Plan and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

        To participate in the Executive Deferral Plan in a particular year, the Deferred Compensation Employee must enroll in the Executive Deferral Plan and select the percentage of deferral before the beginning of that calendar year. The amount of compensation to be deferred by each participating employee ("Deferred Compensation Participant") will be determined in accordance with the Executive Deferral Plan based on election by the employee. Deferred Compensation Participants may elect to defer any whole percentage of their salary, so long as such percentage exceeds five percent (5%) annually, and the amount not deferred is sufficient to enable the Company to pay payroll taxes. Deferred Compensation Participants may also elect to defer from their bonus, if applicable, as long as the minimum amount deferred is five percent (5%) of their annual bonus, and the amount not deferred is sufficient to enable the Company to pay payroll taxes.

        The Executive Deferral Obligations will be indexed to one or more investment media, which will be individually chosen by each Deferred Compensation Participant from a list of investment media (currently eighteen selections). Each Deferred Compensation Participant's deferred compensation account will be adjusted to reflect the investment performance of the selected investment media, including any appreciation or depreciation. Gains or losses are posted to the Deferred Compensation Participant's account at the end of every month. The investment media are for bookkeeping purposes only and the Registrant is not obligated to invest the deferred compensation in the investment media specified by the Deferred Compensation Participants.

        A committee shall be appointed by the Board of Directors of the Registrant and shall be charged with the general administration of the Executive Deferral Plan and the Executive Deferral Obligations. The Executive Deferral Obligations are not convertible into another security of the Registrant. The Executive Deferral Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Executive Deferral Obligations and each Deferred Compensation Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Executive Deferral Obligations, enforcing covenants and taking action upon a default.

        The Executive Deferral Obligations will be distributed by the Registrant in accordance with the terms of the Executive Deferral Plan and upon the following circumstances: upon a date selected by a Deferred Compensation Participant before his participation begins, termination of employment, death or long term disability, termination of the Executive Deferral Plan, or upon the occurrence of certain hardship circumstances as determined by the Executive Deferral Plan Committee of the Registrant. Also, a Deferred Compensation Participant may elect to receive 90% of his Executive Deferral Obligation at any time, in which case the remaining 10% of his Executive Deferral Obligation will be permanently forfeited.

        A Deferred Compensation Participant's right or the right of any other person to the Executive Deferral Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered, except to the Registrant for obligations owed to the Registrant.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 309 (c) of the California General Corporations Code (the "CCL") permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. On June 20, 1995, Article V of the Company's Articles of Incorporation was amended to eliminate the liability of the directors of the Company for monetary damages to the fullest extent permissible under California law.

        Section 317 of the CCL provides for the indemnification of directors, officers and "agents" (as defined in Section 317 (a) of the CCL) under certain circumstances. Section 7.06 of the Company's Restated and Amended Bylaws ("BYLAWS") grants the Company the power to indemnify its directors, officers and "agents" under certain circumstances, to the extent permitted by California law, against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of their positions as directors, officers or "agents." Specifically, section 7.7 of the Executive Deferral Plan provides for the indemnification of the Committee appointed by the Board to administer the Executive Deferral Plan and each member thereof, the Board of Directors, and any delegate of the Committee who is an employee of a Company, to the fullest extent permitted by applicable law against liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. Pursuant to California law and the Bylaws, the Company is required to indemnify directors, officers and "agents" against expenses actually and reasonably incurred to the extent that such party is successful on the merits in defense of certain proceedings.

        Section 317 (i) of the CCL also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company maintains a director's and officer's liability insurance policy insuring the Company's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances in the event that indemnification payments are made by the Company to such directors and officers.

        Section 204(a)(11) of the CCL provides for the indemnification, subject to certain limitations, of directors, officers and "agents" for breach of their duty to a corporation and its shareholders in excess of that expressly permitted by Section 317 of the CCL. On December 6, 1988, the Company's Restated Articles of Incorporation were amended implementing Section 204(a)(11) of the CCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        4 First Amendment and Restatement of Williams-Sonoma, Inc. Executive Deferral Plan

        5 Opinion of Irell & Manella LLP as to the legality of the Obligations and the Executive Deferral Obligations

        23.1   Independent Auditor's Consent

        23.2   Consent of Irell & Manella LLP (included in Exhibit 5)

        24 Powers of Attorney (included on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this seventh day of November 1997.


                                            WILLIAMS-SONOMA, INC.,
                                            a California corporation



                                            By:  /s/ Dennis A. Chantland
                                               ---------------------------------
                                               Dennis A. Chantland
                                               Executive Vice President, Chief
                                               Administrative Officer
                                               and Secretary



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis A. Chantland, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



            Signature                            Title                               Date
            ---------                            -----                               ----

/s/ W. Howard Lester              Director and Chairman of the Board and         November 6, 1997
---------------------------       Chief Executive Officer (principal
W. Howard Lester                  executive officer)


/s/ Charles E. Williams           Director and Vice Chairman of the Board        November 6, 1997
---------------------------
Charles E. Williams

/s/ Dennis A. Chantland           Executive Vice President and Chief             November 6, 1997
---------------------------       Administrative Officer and Secretary
Dennis A. Chantland               (principal financial and accounting officer)

/s/ Patrick J. Connolly
---------------------------       Director and Executive Vice President and      November 6, 1997
Patrick J. Connolly               General Manager, Catalog Division

---------------------------       Director and Chief Merchandising Officer      November ___, 1997
Gary Friedman                     and President, Retail Division




---------------------------       Director                                      November ___, 1997
Adrian Bellamy




/s/ James M. Berry                Director                                      November 5, 1997
---------------------------
James M. Berry




/s/ Nathan Bessin                 Director                                      November 5, 1997
---------------------------
Nathan Bessin




/s/ Millard S. Drexler            Director                                      November 7, 1997
---------------------------
Millard S. Drexler




/s/ James A. McMahan              Director                                      November 6, 1997
---------------------------
James A. McMahan




/s/ John E. Martin                Director                                      November 5, 1997
---------------------------
John E. Martin




/s/ Janet L. Emerson              Director                                      November 6, 1997
---------------------------
Janet L. Emerson

                                       EXHIBIT INDEX



                                                                                          Sequentially
Exhibit             Description                                                          Numbered Page
-------             -----------                                                          -------------
   4                First Amendment and Restatement of the Williams-Sonoma, Inc.
                    Executive Deferral Plan

   5                Opinion of Irell & Manella LLP as to the legality of the Executive
                    Deferral Obligations being registered

   23.1             Independent Auditors' Consent

   23.2             Consent of Irell & Manella LLP (included in Exhibit 5)

   24 Powers of Attorney (included on the signature page of this Registration Statement)